CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT ("Agreement") is entered into effective November 10, 1007, between COLMENA CORPORATION, a Delaware corporation, with it's principal offices located at 25100 Detroit Road, Westlake, OH 44145 (hereinafter referred to as the "Company"), and The Kaplan Group, Inc., a Florida Corporation with it's primary offices located at 2201 West Sample Road, Bldg. 9, Suite 5B, Pompano Beach, FL 33073.

1.       CONSULTING SERVICES

     The Company hereby engages Consultant to perform the Marketing Consulting services listed below on the terms and conditions set forth in this Agreement:

         a.  Review all Marketing and Sales Promotion material.

         b. Provide Creative Consulting services for Telecommunication related products being brought to market by Colmena Corporation.

         c.  Analyze,  review and assist in the formulation of Marketing plans
             with  regards  to  various  media  including  print,   radio  and
             television.

         d. Provide, as deemed appropriate by Consultant, additional services to include the production of specific marketing campaigns for the sale of telecommunication related products.

2.       TERM OF AGREEMENT

     The term of this Agreement shall commence on the date hereof and shall continue for a period of twelve (12) months.

3.       CONSIDERATION TO CONSULTANT

     3.1 As compensation for the services rendered hereunder, the Company shall immediately issue and deliver to Consultant 400,000 (four hundred thousand) shares of the Company's common stock, $.01 par value, which shall be registered by the Company under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 or any other applicable registration statement, as soon as practicable. These shares shall also have piggyback registration rights.

     3.2 As additional consideration for the services of Consultant, the Company agrees to indemnify and hold harmless Consultant and each of its officers, directors, agents, employees and controlling persons (collectively "Indemnified Persons") to the fullest extent permitted by law, from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel), actions, proceedings or investigations (whether formal or informal), or threats thereof (all of the foregoing being hereinafter referred to as "Liabilities"), based upon, relating to or arising out of Consultant's engagement hereunder, including, but not limited to Liabilities arsing in connection with the dissemination of information about the Company o the Company's business, whether in any presentation, in person, through the mail or otherwise. In connection with the Company's obligation to indemnify for expenses as set forth above, the Company further agrees to reimburse each Indemnified Person is reimbursed hereunder for any expenses, the amount so paid shall be refunded if and to the extent it is finally judicially determined that the Liabilities ion question resulted primarily from the willful misconduct or gross negligence of such Indemnified person.


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4.       MISCELLANEOUS

     4.1 FURTHER ACTIONS. At any time and from time to time, each [party agrees, at it's or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     4.2 ENTIRE AGREEMENT; MODIFICATION. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all existing agreements among them concerning such subject matter, and may be modified only by written instrument duly executed by the party bound.

     4.3 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by most nearly comparable method mailed from or to a location outside of the United States), or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section). Any notice given to any corporate party shall addressed to the attention of the Corporation Secretary.Any notice of other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party's address which will be deemed given at the time of receipt thereof.

     4.4 WAIVER. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and, in case of a corporate party, be authorized by a resolution of the board of directors or by an officer of the waiving party.

     4.5 BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of the Company and Consultant and their respective successors and assigns; provided, however, that any assignment by any party of its rights under this Agreement without the written consent of the party shall be void.

     4.6 SEVERABILITY. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is incapable to any person or circumstance, it shall nevertheless remain applicable to any other persons and circumstances.

     4.7 HEADINGS. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     4.8 COUNTERPARTS; GOVERNING LAW. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of laws.


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     4.9  ATTORNEY'S  FEES.  In the  event of a  dispute  with  respect  to this
Agreement, the prevailing party shall be entitled to its reasonable attorney's fees and other costs and expenses incurred in litigating or otherwise resolving or settling such dispute.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                                       COLMENA CORP.
                                                     a Delaware Corporation

                                            By: /s/ The Kaplan Group


                                                     THE KAPLAN GROUP, INC.
                                                     a Florida Corporation

                                            By: /s/ The Kaplan Group


                                            By: /s/ The Kaplan Group









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